Amendment

to

Fund Accounting Addendum

For

Centaur Mutual Funds Trust

This Amendment (the “Amendment”) dated September 12, 2018, amends and revises the Fund Accounting Addendum (the “Addendum”) to the Master Services Agreement, dated October 31, 2016 (the “Agreement”) between Centaur Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the State of Ohio (“Ultimus” and collectively with the Trust, the “Parties”).

WHEREAS, the Parties entered into the Agreement and the Addendum; and

WHEREAS, the Parties desire to amend and revise the Addendum to revise certain provisions of the Addendum as set forth below.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 2.2 (B) of the Addendum is deleted and replaced with the following:

2.2 (B) the Trust’s reports with the SEC on Forms N-Q, N-CEN, N-PORT, and N-CSR as applicable.

2. Except as set forth is this Amendment, the Addendum is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Addendum, the terms of this Amendment will prevail.

	Centaur Mutual Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ James H. Speed Jr.	By:	Gary R. Tenkman
Name:	James H. Speed Jr.	Name:	Gary R. Tenkman
Title:	Chairman & Trustee	Title:	President

Amendment

to

Fund Administration Addendum

For

Centaur Mutual Funds Trust

This Amendment (the “Amendment”), dated September 12, 2018, amends and revises the Fund Administration Addendum (the “Addendum”) to the Master Services Agreement, dated October 31, 2016 (the “Agreement”) between Centaur Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the State of Ohio (“Ultimus” and collectively with the Trust, the “Parties”).

WHEREAS, the Parties entered into the Agreement and the Addendum;

WHEREAS, the Parties desire to amend and revise the Addendum to revise certain provisions of the Addendum as set forth below.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

2. Section 1.4 of the Addendum is deleted and replaced with the following:

1.4	prepare and file with the SEC (i) the reports for the Trust on Forms N-CSR, N-Q, N-CEN and N-PORT as applicable; (ii) Form N-PX; (iii) all required notices pursuant to Rule 24f-2 under the 1940 Act; (iv) fidelity bond filings; and (vi) such other filings reasonably requested by the Trust.

2. Except as set forth is this Amendment, the Addendum is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Addendum, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first above written

	Centaur Mutual Funds Trust		Ultimus Fund Solutions, LLC
By:	/s/ James H. Speed Jr.	By:	/s/ Gary R. Tenkman
Name:	James H. Speed Jr.	Name:	Gary R. Tenkman
Title:	Chairman and Trustee	Title:	President

Amendment to Fund Administration Fee Letter
For

Centaur Total Return Fund

A series of

Centaur Mutual Funds Trust

This Amendment (the “Amendment”), dated September 12, 2018, amends and revises the Fund Administration Fee Letter (the “Fee Letter”) to the to the Master Services Agreement, dated October 31, 2016, between Centaur Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the State of Ohio (“Ultimus” and collectively with the Trust, the “Parties”)

WHEREAS, the Parties entered into the Agreement and the Fee Letter;

WHEREAS, the Parties desire to amend the Fee Letter to add certain provisions as set forth below.

NOW, THERFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. A new section 1.3 is added as follows:

1.3.	Forms N-CEN and N-PORT

The Trust agrees to pay Ultimus a one-time implementation fee of $[ ] per Fund and an annual fee (based on the schedule below), for preparing Forms N-CEN and N-PORT and for meeting the requirements of Rule 30b1-9 under the 1940 Act. The implementation fee shall be paid in two equal installments with the first payment due October 1, 2018, and the second payment due 60 days prior to the Fund’s compliance date for Form N-PORT.

	Number of Securities	Annual Fee Per Fund (paid monthly)
Equity Funds*	Less than 11 Less than 500	$[ ] plus out of pocket charges $[ ] plus out of pocket charges
	501 to 2,000	$[ ] plus out of pocket charges
	Over 2,000	TBD
Fixed Income Funds	Less than 500	$[ ] plus out of pocket charges
	501 to 1,000	$[ ] plus out of pocket charges
	Over 1,000	TBD

*	Equity Fund is defined as any fund that has less than 25% debt exposure (which excludes cash, money market funds and ETFs) over the previous three-month period.

The Trust will reimburse Ultimus for the actual third-party data costs and data services required to complete Forms N-PORT and N-CEN or to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act.

2. Except as set forth is this Amendment, the Fee Letter is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Fee Letter, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first above written.

	Centaur Mutual Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ James H. Speed Jr.	By:	/s/ Gary R. Tenkman
Name:	James H. Speed Jr	Name:	Gary R. Tenkman
Title:	Chairman and Trustee	Title:	President